EXHIBIT 10.1
THIRD AMENDMENT TO THE
ROBBINS & MYERS, INC. CASH BALANCE PENSION PLAN
          Pursuant to the authority vested in the undersigned, the Robbins & Myers, Inc. Cash Balance Pension Plan (the “Plan”) is hereby amended to provide that effective as of December 31, 2005 (the “Freeze Date”), subject to the specific provisions set forth below, all Participants shall cease accrual of additional benefits under the Plan.
     The Plan is specifically amended effective as of December 31, 2005 as follows:
1.	Section 2 is amended to include the following additional section:

2.4 Additional Exclusion. Notwithstanding any other provision contained herein, participation in the Plan shall be frozen as of December 31, 2005 and no person who is not a Participant in the Plan as of December 31, 2005 shall participate in the Plan.

2.	Section 3.2 is amended to include the following sentence:

Notwithstanding the foregoing, credits provided as described in this Section shall cease as of December 31, 2005.

3.	Section 3.3 is amended to include the following:

Notwithstanding the cessation of pay accruals as of December 31, 2005 as described in Section 3.2 above, Participants who have account balances under Section 3.1 as of December 31, 2005 shall continue to receive the Interest Credit described in Section 3.3 after December 31, 2005.

4.	Supplement One is amended to include the following additional paragraph:

Notwithstanding any other provision contained herein, for purposes of determining the benefits payable pursuant to this Supplement One, including without limitation benefits payable as a Normal Retirement Benefit, an Early Retirement Benefit and a Deferred Vested Termination Benefit;
i.	Years of Credited Service as used in paragraphs 14, 15 and 16 shall be limited to those Years of Service which are earned prior to January 1, 2006;

ii.	Vesting Service used for purposes of determining the Supplemental Benefit as described in paragraph 14, shall be limited to Vesting Service earned prior to January 1, 2006; and

iii.	for purposes of Paragraphs 14, 15 and 16, a Participant’s Final Average Earnings shall be determined in accordance with paragraph 13 of Supplement One as if the Participant had terminated employment on

December 31, 2005 and any changes in compensation occurring after December 31, 2005 shall not be considered.
5.	Paragraph 14 of Supplement One is amended to read as follows:

A member of this Participating Group who terminates employment on or after attaining Normal Retirement Age is eligible to receive a Normal Retirement Benefit. The normal form of payment for an unmarried Participant is a Life Annuity. For a married Participant, the normal form of payment is a Qualified Joint and 55% Survivor Annuity. The monthly Normal Retirement Benefit is equal to (a) 1% of the final average earnings plus 4/10 of 1% of Final Average Earnings in excess of the Participant’s covered compensation, multiplied by (b) the Participant’s Years of Credited Service which are earned prior to January 1, 2006, limited to 35 years. The product of (a) and (b) shall be added to the product of $5 times the Participant’s Years of Vesting Service which are earned prior to January 1, 2006 (Supplemental Benefit). For purposes of the preceding sentence Vesting Service shall be limited to no more than 35 years. In no event shall the amount computed under this Section be less than the Early Retirement Benefit computed under Paragraph 15. Monthly Normal Retirement Benefit payments are payable and shall begin as of the Participant’s Normal Retirement Date and shall be paid monthly thereafter. If the Participant returns to employment with an Affiliate, his benefit payments shall cease and shall not be paid or accrued during such period of employment but shall resume upon termination of his reemployment for any reason other than death.
Except as otherwise provided in this Third Amendment to the Robbins & Myers, Inc. Cash Balance Pension Plan, the Plan is hereby ratified and confirmed in all respects.

EXECUTED as of the 31st day of October, 2005.
Robbins & Myers, Inc.
By: /s/ John R. Beatty
      John R. Beatty
      Chairman, Corporate
      Benefits Committee